UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON D.C. 20549


FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 8, 1998
(Date of earliest event reported)



              Community Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:   0-27930

               Delaware                       64-0869537
     (State or other jurisdiction          (I.R.S. Employer
    Of incorporation or organization)     Identification No.)



            P.O. Box F
          333 Court Street
         Tupelo, Mississipi                       38802
       (Address of principal                   (Zip Code)
         Executive offices)

                          (601) 842-3981

Registrant's telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)



Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

     a.   Not applicable

     b.   Not applicable


     c.   Exhibits:
          99(a)Press Release, dated July 8, 1998


                         Exhibit 99(a)
               Press Release, dated July 8, 1998


                          NEWS RELEASE

Contact:  Jim Ingram
          Chief Executive Officer

For Immediate Release


COMMUNITY FEDERAL BANCORP, INC. AUTHORIZED TO REPURCHASE UP TO
219,865 SHARES OF COMMON STOCK

     Tupelo, Mississippi, July 6, 1998.  Community Federal
Bancorp, Inc. today announced the company's Board of Directors authorized the repurchase of up to 219,865 shares, or approximately 5.0 percent, of the Company's outstanding common stock.

     Repurchases are authorized to be made by the Company from time to time in open market transactions as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.

     Jim Ingram, Chief Executive Officer of the company, stated:
"The repurchase program reflects management's belief that the current price of the Company's common stock does not adequately reflect the Company's long-term business and earnings prospects. The use of our cash must continue to be balanced with other internal and external investment opportunities while maximizing the use of existing assets and resources to generate stockholder value. The Company is fortunate to have the financial flexibility that allows it to demonstrate its commitment to and confidence in its future prospects."

     As of March 31, 1998 the Company had $254 million total assets and Stockholders' equity of $60 million. The Bank is the company's only subsidiary, and conduct business from it's main office at 33 Court Street and a branch located at 3425 West Main Street, both in Tupelo, Mississippi.

     The Company's common stock is listed on the Nasdaq Stock
Market's National Market and trades under the symbol "CFTP".